Exhibit 10.18

No.: 14080272-2010(OPR) No.00105

Domestic Factoring Agreement
[with/without resource]

Special Notice: This Agreement is entered into based on mutual and volunteer consultation. All the provisions hereunder reflect true minds of the Parties. To protect the Borrower’s legal rights, the Lender particularly remind the Borrower to pay full attention to the terms concerning both parties’ rights and obligations, especially the part with boldface.

Party A: Industrial and Commercial Bank of China, Jinjiang Chidian Branch
Adress: Chidian, Jinjiang, Quanzhou, Fujian
Authorized Representative: Wang Jianping

Party B: Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.
Adrees: Chendai, Jinjiang
Legal Representative: Ding Jinbiao

Whereas Party B has applied to Party A for factoring (with resource) by using accounts receivable (from Party B’s clients) as guarantee. In order to clarify the liability and comply with credit, the Parties have agreed on this Agreement based on mutual and equal consultation, according to Contract Law of PRC and relevant laws and regulations.

Section 1 Definition
Unless otherwise provided hereunder, the terminology hereunder shall be defined as below:
1.1
Factoring with Resource: Party B transfers its accounts receivable (generated from its clients for the Party B’s goods, service, etc) to Party A, based on which Party A provide Party B debt financing and relevant comprehensive financial services. If Party B’s clients fail to fully settle the accounts receivable within the provided term, Party A shall have right to require Party B to fully repay the debt according to this Agreement.

1.2
Factoring without Resource: Party B transfers its accounts receivable (generated from its clients for the Party B’s goods, service, etc) to Party A, based on which Party A provide Party B debt financing and relevant comprehensive financial services. If Party B’s clients fail to fully settle the accounts receivable within the provided term because of the clients’ financial status or credit, Party A shall not have right to require Party B to fully repay the debt according to this Agreement.

1.3	Sales or Service Agreement: refers to the contracts signed between Party B and its clients under which the accounts receivable hereunder are generated.
1.4
Account Receivables: refers to the creditor’s right transferred from Party B to Party A, which shall be unique, concrete, special, exclusive, valid and without dispute, and generated based on true and valid transaction and creditor-debtor relationship between Party B and its clients.

1.5	Actual Amount of the Invoice for Account Receivables: amount on the invoice, deducting the paid amount thereunder.
1.6	Amount of Factoring Financing: refers to the proceeds of the financing hereunder provided by Party A to Party B.
1.7
Interest Settlement Date: if the interest shall be settled one-time, the interest settlement date shall be the date when Party A release the financing; if the interest shall be settled monthly, the interest settlement date is the 20th date of each month; if the interest shall be settled seasonally, the interest settlement date is the 20th date of the last month of each season.

1.8	Balance of Factoring: refers to the collected accounts receivable, deducting the total amount of factoring financing, interest, penalty interest, and relevant expenses.
1.9
Factoring Account: refers to the account in Party A opened by Party B, used to collect the accounts receivable, pay interest, Balance of Factoring. It is the only valid account to collect the accounts receivable hereunder.

1.10	Factoring Expenses: refer to the expenses that Party A shall have right to charge to Party B for the factoring financing and relevant services.

Section 2 Party B’s Representations and Warranties
2.1 Party B shall be a legally existing incorporation with valid business license, have assets according to laws and legally operate its business.
2.2 Party B shall have the capability to perform the rights and obligations hereunder.
2.3 Signing of this Agreement shall not conflict with any laws or regulation binding Party B. Performance of this Agreement shall not conflict with Party B’s other contracts, its incorporation documents and bylaws.
2.4 All the material provided by Party B shall be true, accurate and complete. There are not any material debts or potential debt that is not disclosed to Party A.
2.5 The sales and service contracts, which generate the accounts receivable hereunder shall true, valid, effective and without dispute.
2.6 There are not any restriction provisions in the sales and service contracts between Party B and its clients.
2.7 The accounts receivable transferred from Party B to Party A shall be clear and without any defect. Party B shall not transfer it to any third party, or set up pledge or priority right for claim to any third party.
2.8 At the effective date hereof, there is no existing, suspended or potential lawsuit, arbitration or other material dispute with Party B.
2.9 The financial statements provided to Party A are complete, true and fair, reflecting Party B’s financial status for certain period. After the date of the financial statements, there is no material adverse change to Party B’s business and financial status.
2.10 The account Party B opened in Party A of   is the account for factoring, used to collect the accounts receivable and deduct the factoring financing and interest. Without Party A’s consent, Party B shall not withdraw any money or place any order to pay money out of this account. Party B shall not open internet banking for this account.
2.11 Party B authorizes Party A to supervise the factoring account on, including but not limited to, cash-in and cash-out, checking each collected amount.
2.12 In the event any of the following circumstances occurs, Party A shall have right to deduct the factoring financing, interest and expenses from the factoring account:
(1) At the interest settlement date provided hereunder, Party B fails to fully pay the interest due.
(2) At the expiration date hereof, Party B fails to fully repay the financing and interest.
(3) The accounts receivable is collected in advance.
2.13 At the expiration date hereof, if the cash in the factoring account is lower than the total financing and interest, Party A shall have right to deduct the balance from Party B’s accounts in other branches of ICBC. This provision is not applicable for factoring without resource.
2,14 the proceeds of the factoring financing hereunder shall be used as working capital. Party B shall not use it on any other purposes without Party A’s written consent.

Section 3 Amount of Factoring Financing and Term
3.1 Party B transfers the creditor rights of accounts receivable to Party A. After inspection, Party A grants Party B a factoring financing of RMB8.8 million, based on the total amount of the invoices of the accounts receivable as attached “Accounts Receivable Transfer List”.

3.2 The term of each factoring financing based on each invoice as shown on the attached “Accounts Receivable Transfer List” shall be from the date when the financing is released to the date provided by the Parties.
3.3 The actual release and payback date of financing shall be subject to the note. The note is part of this Agreement with the same validity. If there is any conflict between the note and “Accounts Receivable Transfer List”, the note prevails.

Section 4 Interest Rate, Interest and Expenses of the Factoring Financing
4.1 The interest rate of the factoring financing hereunder shall be described on the “Accounts Receivable Transfer List”.
4.2 The interest rate shall be decided according to the following provision:
The interest rate shall be decided according to benchmark interest rate and floating rate. The benchmark interest rate shall be according to the benchmark interest rate circulated by the Central Bank of China at the release date of financing hereunder with respect to the loan with the same term hereunder. The floating rate is 5% (floating upward).
4.3 In the event the benchmark interest is adjusted, the interest rate hereunder shall not be changed.
4.4 In the event that Party B has not repay the financing on time, the delayed party of the financing shall apply for the interest rate decided according to the provision of Section 4.2.
4.5 In the event that the Central Bank of China changes the method to decide the interest rate, the method to decide the interest rate hereunder shall adjust accordingly.
4.6 The interest shall be settled according the following provision:
After the financing is released, the interest will be calculated by each day (daily rate equals to yearly rate/360), and shall be paid monthly. At the expiration date of the financing, Party B shall fully repay the financing and related interest. The interest settlement date is the 20th day of each month.
4.7 Before the interest settlement date, Party B shall deposit the interest into the factoring account, and Party A will deduct the interest directly from the account. At the expiration date of the financing hereunder, the unpaid interest shall be paid off with the financing.

Section 5 collection of Accounts Receivable
5.1 The accounts receivable shall be collected according the following provision:
Party B shall collect the accounts receivable, and have the clients pay the accounts receivable into the factoring account.
5.2 After Party A has collected all the payment from Party B’s clients, Party A shall check the accounts receivable with the factoring financing hereunder. If there is not any difference, Party A shall write off the accounts receivable from the “Accounts Receivable Transfer List”. If there is nay balance in the factoring account, Party A shall pay the balance to Party B.

Section 6 Condition, Method and Procedure of Buying back the Accounts Receivable
6.1 In the event that the collection of the accounts receivable hereunder is impacted by Party B’s false representations and warranties, Party B shall buy back the accounts receivable as required by Party A.

6.2 Except the provisions in Section 6.1, any of the following condition for factoring with resource meets, Party B shall buy back the accounts receivable according to Party A’s order:
(1) the clients of Party B present objection to pay the accounts receivable because of the damage of the goods Party B delivered to its clients or any other issue, and refuse to fully pay the account receivable.
(2) at the expiration date of the factoring financing, Party A has not collected the payment from Party B’s clients, or the payment is less than the total amount of the financing, interest, penalty and expenses.
(3) Party B’s action constitutes breach of contract as provided in Section 9 hereof, Party A declares that the financing is matured.
6.3 Within 3 days after Party B receives the written notice to buy back the accounts receivable from Party A, Party B shall buy back the accounts receivable according to Party A’s notice. If Party B buys back all the accounts receivable, the Parties shall sign a written agreement regarding buying-back the accounts receivable, and upon full payment of the buy-back agreement, this Agreement shall be terminated.

Section 7 Rights and Obligations of Party B
7.1 Party B shall enjoy the rights and perform the obligations as follows:
(1) Party B shall have right to require Party A to provide the financing hereunder.
(2) Party B shall pay the factoring expenses, interest, penalty and relative expenses, and perform the buy-back obligations according to this Agreement.
(3) Party B shall have its clients wire the cash for the account receivable directly into the factoring account. If the clients use instruments, Party B shall pay the cash into the factoring account upon receipt of cash therefrom.
(4) Party B shall cooperate with Party A on Party A’s inspection and understanding of Party B’s operation and financial status, and provide accounting material and financial statements to Party A.
(5) Party B shall assist Party A in Party A’s litigation with Party B’s clients for colleting the accounts receivable.
(6) Party B shall provide related information to Party A within 5 days after any of the following event occurs:
* any of Party B’s actions constitutes breach of contract.
* any potential event that may impact Party A’s interest hereunder.
* change of company name, address, registered capital, business scope, nature of the company, articles of association, shareholder structure, contract relationship, lease, merger, separation, joint venture, financial status or any other material event.
(7) If any third party has provided guarantee on the accounts receivable and the guarantee can be transferred, Party B shall transfer the guarantee along with the account receivable. If the guarantee can not be transferred, Party B shall assist Party A in collecting the account receivable as required by Party A.
(8) Except the accounts receivable and related rights transferred to Party A, Party B shall perform other obligations under the sales and service agreement with its clients.
(9) After this Agreement takes effective, Party B shall not sign any agreement or documents, or take any action that may impact Party A’s interest hereunder.
7.2 Notwithstanding the provision in Section 7.1, Party B shall bear the final liability to fully pay back the financing hereunder. Any reason that the accounts receivable can not be fully collected, it shall not impact Party A’s right of resource on Party B.

Section 8 Rights and Obligations of Party A
8.1 Party A shall enjoy rights and perform obligations as follows:
(1) from the date when this Agreement takes effective, the accounts receivable are transferred to Party A. Party A shall enjoy all rights related to the accounts receivable.
(2) in the event that the Party fails to buy back the accounts receivable according to this Agreement, Party A shall have rights of set-off and resource, i.e. Party A shall have rights to deduct the amount for buy-back directly from Party B’s account in Party A or other branch of ICBC, or require Party B to pay.
(3) Party A shall have right to keep the original invoices for the accounts receivable until Party B has paid back all the financing and interest. After all the financing and interest are collected, Party A shall return the original invoices to Party B.
(4) Party A shall release the financing provide other services to Party B according to this Agreement.
(5) Party A shall keep confidential of information and material relating to debt, financials, production and operation provided by Party B, unless otherwise provided by laws and regulations or this Agreement.
8.2 Notwithstanding the provision in Section 8.1, for the factoring with resource, Party A shall also have the following rights:
(1) Before the factoring financing and interest are fully collected, If Party B fails to repay the financing and related expenses, Party A shall have right to deduct the financing, factoring financing expenses, interest, penalty and related expenses.
(2) Party A shall have right to review, inspect and supervise Party B’s operation and financials status.
(3) at the expiration date of the financing, if the cash collected by Party A is not enough to pay the financing, interest, penalty and related expenses, Party A shall have right to decide to require Party B’s clients. If Party A requires Party B’s clients to pay, Party B’s obligation to buy back the accounts receivable shall not be impacted.

Section 9 Breach of Contract
9.1 General Principle: If any of the Parties breaches this Agreement, the Party shall bear liability according to this Agreement.
9.2 Any of the following actions will be deemed as Party B’s breach of contract:
(1) Party B fails to perform its obligations hereunder, or comply with its representations and warranties hereunder.
(2) event of cross-default, including the following circumstances:
* Party B fails to repay other debt due.
* Any of Party B’s creditor other than Party A obtains part or all of property of Party B’s business or assets, or enforce Party B to execute any arbitration award or judgment relating to Party B’s assets, which substantially impact Party B’s capability to perform this Agreement.
(3) event of anticipatory breach of contract, including any of the following circumstances:
* Party B stopped or may stop its business or material part thereof, or Party B disposed its business or assets or material part thereof, which impact Party B’s capability to perform the obligations hereunder.

* Party B’s production or financial status has material adverse change, or Party B’s capability to perform its obligations hereunder has material adverse change.
* Party B has accident because of its non-compliance with food safety, production safety, environmental protection laws and regulations, which impact Party B’s capability to perform the obligations hereunder.
* has been (or will) involved in material economic dispute or assets sealed, detained, enforced, which impact Party B’s capability to perform the obligations hereunder.
* the guarantee hereunder has material adverse change, and Party B fails to provide new guarantee according to Party A’s requirement.
* Party B has involved in any of the following circumstances, which impact Party B’s capability to perform the obligations hereunder or Party A’s interest: Party B or its affiliates has been inspected or punished by judiciary institute, SAIC, tax authority; the controlling relationship between Party B and its affiliates has been changed; Party B’s affiliates has been (or will) involved in material economic dispute, lawsuit or arbitration; main investor or key management of Party B has been involved in criminal actions and inspected and restricted by judiciary institute; Party B’s affiliates have other material adverse change.
* Party B uses accounts receivable based on fake contract or transaction between Party B and its affiliates to obtain the factoring financing, or Party B intentionally avoids the debt hereunder by related party transaction. (4) notwithstanding the provision in Section 9.2 (3), the event of anticipatory breach of contract for the factoring with resource shall also include the following circumstances:
* Party B or its clients have delay of paying back financing or interest, advance or other bad record on credit in Party A.
* bad debt ratio of the accounts receivable increases for two consecutive months.
* the unpaid accounts receivable due of Party B’s clients is higher than 5% of the total accounts receivable due.
* Party B fails to fully collect the accounts receivable twice.
* any other circumstances that may impact Party B’s performance of its obligations hereunder.
9.3 In the event any of the circumstances of breach of contract occurs, Party A shall have right to take one or mare of the following actions:
(1) request Party B to stop actions of breach of contract.
(2) stop factoring business with Party B.
(3) declare the existing factoring business with Party B matured immediately and require Party B to buy back the accounts receivable.
(4) deduct the financing, interest and related expenses directly from Party B’s bank account in Party A or other branches of ICBC.
(5) require Party B to provide more valid and adequate guarantee.
(6) when the accounts receivable is due, require Party B’s clients to pay to Party A.
(7) other necessary actions as provided by laws and regulations, this Agreement or required by Party A.

9.4 If Party B fails to repay the financing and interest hereunder, Party A shall have right to receive a penalty interest with interest rate of original interest rate plus 30%. The interest rate for the delayed interest shall be compound interest rate based on the penalty interest rate.
9.5 If Party B uses the financing hereunder for purpose other than that provided hereunder, Party A shall have right to receive a penalty interest with interest rate of original interest rate plus 50% from the day when the financing is incorrectly used. The interest rate for the delayed interest shall be compound interest rate based on the penalty interest rate.
9.6 To realize the creditor right, Party A shall have right to deduct cash directly from Party B’s bank account in Party A or any other branches of ICBC. If the currency of the deducted cash is different from that hereunder, the foreign exchange rate shall use the one circulated by Party A. The Interest, other expenses and exchange rate difference incurred from the date of deduction to settlement date shall be borne by Party B.

Section 10 Others
10.1 Party A should keep in its financial records the principal and interest payables, fees and any other expenses payables by party B and all record of the repayment. All the above records and other records between Party A and Party B during transaction can be regarded as the proofs for the execution of this agreement.
10.2 Unless approved by Party A in written notice, party B cannot transfer any of the rights and obligations under this agreement to others.
10.3 Party A can transfer part or all of the rights under this agreement to others.
10.4 If party A does not implement or delay its rights or decision under this agreement , it doesn’t mean that party A give up this right or decision. Any partial or independent rights implementation will not affect its ability to further implement its rights. All rights under this agreement are accumulative, and shall not exclude other rights by the law.
10.5 Party A has the rights to provide any information and other related information of party B to the People’s Bank of China credit enquiry system and other credit information database, required by the rules and regulations. Party A also has the rights to check party B’s credit record through the People’s Bank of China credit enquiry system and other legitimate credit information database.
10.6 Party A may directly notice the customer of Party B who owes accounts payable that the liabilities transferred without the consent from Party B.

Section 11 Dispute resolution
11.1 The establishment, effectiveness, explanation, execution and the resolution of the dispute are all subject to the PRC law. All the dispute from this agreement should be negotiated between each party first. In case the negotiation failed, then it should be resolved by (1):
(1) The dispute should be submitted to Xiamen arbitration committee, and it will be arbitrated according to its rules, and it’s final, and both parties are bind.
(2) Sue through local court.
11.2 If arbitration were submitted, and both parties choose to use the easy procedure to do this, and the related legal documents delivery (including the arbitration letter) is the time that the express mail delivery time (Any change, please inform the other party and the arbitration committee. If the debt liabilities are confirmed, the arbitration committee can made decision. If only one lender rights exists, and no other existing rights and seizure, all parties can authorize the arbitration committee to auction the collateral, the proceeds of which will be used to first repay the liabilities.

Section 12 The effectiveness, modification, termination of the agreement
12.1 The agreement will be effective upon the signature of this agreement, until Party B completes all obligations under this agreement.
12.2 Each party cannot change or terminate this agreement unless both parties agree. Any change or modification needs to be agreed by all parties and make written documents.
12.3 If the law and regulation and policy changes, which make all or part of the conditions disobey the country’s law, both parties should negotiate in time and revise related conditions.
12.4 Any void and non-execution of any condition in this agreement will not affect other terms and conditions, and will not affect the whole agreement as well.
12.5 The modification and termination of this agreement will not affect the claims for loss. The termination of the agreement will not affect the dispute resolution conditions.

Section 13 Appendix
13.1 In this agreement, unless specified in the context of this agreement, (1) this agreement include the agreement itself and its appendix and attachment, and any other modification, and supplementary documents. (2) The terms and conditions are just the ones in this agreement. (3) The headings in this agreement are just for convenient reading purpose, and should not be regarded as explanations and shall not restrict or make definitions for the following paragraph.
13.2 All the attachment, supplementation, amendment or modification, are the essential parts of the agreement, and are regarded as important as the text of the agreement.
13.3 The related parties, the related relations, and related transactions, primary investor, key management and other words shall have the same meaning with the <enterprise accounting rule No. 36---related party disclosure>(financial accounting[2006] No. 3) and amendments made thereafter.
13.4 The attachment includes <accounts receivable transfer list>.
13.5 Other things not mentioned in this agreement should be resolved by both parties’ negotiation, or according to related law, rules and regulations.
13.6 This agreement has two original copies, one for party B, and one for party A, and are both effective and identical.

Party A (Seal): Industrial and Commercial Bank of China, Jinjiang Chidian Branch

By:	/s/Wang Jianping
Wang Jianping
Authorized Signatory

Party B (Seal): Fujiang Jinjiang Chengdai Ansheng Shoes and Clothing Co., Ltd.

By:	/s/Ding Jinbiao
Ding Jinbiao
Authorized Signatory

Date: December 24, 2010

Accounts Receivable Transfer List

Unit: RMB
No.	Purchaser’s Name	Invoice No.	Invoice Amount	Due Date	Factoring Amount	Release Date	Expiration Date	Interest Rate	Method to Pay Interest	Method to collect AR	Expense
1	Shenyang Yangyan Baijia Trading Co., Ltd.	00320025 00320026 00026461 00026467 00026517	1125804.00 1124040.00 1145124.00 1155516.00 1128228.00		8.8 million	12/28/2010	12/1/2011	none	One-time	Party B collects
2	Tianjin Lianshida Trading Co., Ltd.	00026458 00026508 00026509	1103712.00 1081116.00 1085700.00
3
4
Total amount of invoices			8949240.00	Tot. Factoring Amount	8.8 million				Total Expense Amount

Note: 1. due date of accounts receivable is subject to the sales and service contract. Fill in the table with format of year/month/day.
2. format of release date and expiration date is year/month/day.
3. method to collect accounts receivable is “Party A collects” or “Party B collects”.
4. Method to pay interest is “one-time”, “daily” or “monthly”.

Party A (Seal):	/s/Industrial and Commercial Bank of China, Jinjiang Chidian Branch
Industrial and Commercial Bank of China, Jinjiang Chidian Branch

Party B (Seal):	/s/Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.
Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.